Equity Transfer Agreement
translation

Seller: Shenzhen Yuanxing Gene City Development Co., Ltd. (hereinafter referred to as “Party A”)

Address: Shenzhen High Technology Industry Zone, Shenzhen, Guangdong Province

Authorized Representative: Mr. Xiangyang Yang,

Title: Chairman of the Board

Buyer: Hubei Tongji Benda Ebei Pharmaceutical Co., Ltd. (hereinafter referred to as “Party B”)

Address: Sanlihe, Guangshui City, Hubei Province

Authorized Representative: Yiqing Wan

Title: Chairman of the Board

Whereas,

1. Shenzhen Sibiono Gene Tech Co., Ltd (“Sibiono”), a corporation established and validly exists under the law of the PRC, was established in Shenzhen on March 9, 1998. The business entity registration certificate No. is 4403011033200; Party A holds 30% of the equity interests of Sibiono (hereinafter referred to as “Transferred Equity”)

2. Party B is a corporation established and validly exists in Guangshui City, Hubei Province under the law of the PRC.

3. Party A agrees to transfer 30% of the equity interest of Sibiono to Party B; Party B agrees to acquire the above equity interest.

In accordance with the Company Law of the Peoples Republic of China, the Contract Law of the People's Republic of China, the Provisional Regulations on Investment By Foreign-funded Enterprises and other relevant laws and regulations, in relation to the equity transfer, both parties hereby agree as follows:

Article One    Definitions

In this Agreement, unless is specially defined in this Agreement, the terms have following meanings:

“This Agreement”	The Agreement signed by Party A and B in relation to Equity interest of Sibiono in Shenzhen on March 31, 2007

“Both Parties”	Party A and B collectively in this Agreement

“Transferred Equity”	The 30% of the equity interest of Sibiono which is transferred by Party A to Party B

“Purchase Price”	The purchase price of the Transferred Equity which is provided by Evaluation Report of Shenzhia Great Certified Accounting Firm on evaluation base day on August 31, 2006

“Agreed Price”	The price which Party B agrees to pay to Party A

“Closing”	The closing of the transfer of the Transferred Equity

Article Two    Transfer of the Transferred Equity

2.1	In accordance with the conditions and terms set forth in the Agreement, Party A agrees to transfer the Transferred Equity to Party B and Party B agrees to purchase the Transferred Equity.

Article Three    Purchase Price

3.1
The Purchase Price of the Transferred Equity is RMB28,740,000, in accordance with the evaluation report provided by Shenzhia Great Certified Accounting Firm on the evaluation base day of August 31, 2006.

Article Four    Closing

4.1	Party B shall pay to Party A the total Agreed Price of an amount of RMB31,260,000 before April 30, 2007.

4.2
After the registration of the Transferred Equity in local administration of industry and commerce, Party B shall acquire all the Transferred Equity and all the interests of the Transferred Equity in accordance with the rules and regulations of the PRC and be entitled to relevant rights and obligations set forth in the Article of Incorporation of Sibiono.

Article Five    Representations and Warranties

5.1	Representations and Warranties of Party A

5.1.1	Party A is a legal entity established and legally existing under the laws of the PRC;

5.1.2
The execution and implementation of the Agreement does not violate laws or regulations which are applicable to Party A, or any important contracts or agreements in which Party A is one of the parties, or any important contracts or agreements which are binding upon Party A’s properties;

5.1.3	There is no existing or potential suit, arbitration or preliminary hearing affecting the execution of this Agreement or Party A’s ability to perform the Agreement;

5.1.4
All the representations and warranties by Party A are true, authentic, and complete as of the execution day. Party A acknowledges that all the warrants the representations shall be true, authentic, and complete until the closing.

5.1.5
The Transferred Equity is legally owned by Party A. As of the execution of this Agreement, the Transferred Equity, free and clear of all pledges, other encumbrances, any freeze due to any judicial or administrative adjudication, can be transferred to Party B legally in accordance with the laws of the PRC.

5.1.6
Sibiono, a limited liability corporation established under the laws of the PRC, legally exists since its establishment, has no consequences or obstacles which cause liquidation, determination or non-existence.

5.1.7	Party A acknowledges to procure the transfer of the Transferred Equity in accordance with the Article of Incorporation of Sibiono and the preparation of all the documents.

5.1.8
Party A shall not sell all or part of the equity interest to any third party or set any third party interest in any form from the execution of Agreement to the registration of the Transferred Equity in local administration of industry and commerce.

5.2	Representation and Warranties of Party B

5.2.1	Party B is a legal entity which is established and validly exists under the laws of the PRC;

5.2.2	Party B are entitled and authorized to sign the Agreement. The authorized representative has been authorized by Party B;

5.2.3
The implementation of the Agreement does not violates Party B’s Article of Incorporation or any applicable laws and regulations, or any important contracts or agreements in which Party B being a party or which is binding on the property of Party B;

5.2.4
All the representations and warranties of Party B are true authentic and complete. Party B acknowledges that all the warrants the representations shall be true, authentic, and complete until the closing.

Article Six    Rights and Obligations

6.1	Rights and Obligations of Party A

6.1.1	Party A has the right to ask for the payment of agreed price by Party B according to the Agreement;

6.1.2	Party A shall procure the pass of the shareholder resolution to transfer the Transferred Equity in accordance with the laws of the PRC and the Article of Incorporation of Sibiono;

6.1.3
Party A shall assist Party B to acquire all the approving and registration documents before April 1, 2007, including but not limited to consent letters with regard to the state-owned property and registration in local administration of industry and commerce.

6.1.4	Other rights and obligations set forth in the Agreement.

6.2	Rights and Obligations of Party B

6.2.1
After the registration of the Transferred Equity in local administration of industry and commerce, Party B shall have all the rights regarding the Transferred Equity and all the derived interests, and be entitled to undertake the rights and obligations stipulated in the Article of Incorporation of Sibiono.

6.2.2	Party B shall pay the agreed price in full to Party A according to the terms of this Agreement.

6.2.3	Other rights and obligations set forth in the Agreement.

Article Seven    Confidentiality

7.1	Neither party shall leak or divulge any information related to this Agreement, nor identification of the other party, nor any business secrets.

Article Eight    Amendment and Termination of the Agreement

8.1	Amendment of the Agreement

Any modification or amendment is invalid without a signed agreement by both parties in written.

8.2	Termination of the Agreement

8.2.1	When any of the following circumstances occurs, the Agreement can be terminated with a written consent of both parties:

(1)
From the execution of the Agreement to the closing, the applicable laws and regulations are modified or changed which therefore substantially affect the performance of the Agreement, and both parties fail to make a mutual agreement;

(2)	An event of Force Majeure occurs, which affect the performance of the Agreement;

(3)	Other situations in which both parties agree to terminate the Agreement

Article Nine    Liability for Breach of Contract

9.1
Party B is entitled to terminate the Agreement and Party A shall pay for the loss and damage of Party B in the event that Party A fail to transfer the Transferred Equity as prescribed in the Agreement;

9.2	Party A is entitled to terminate the Agreement and Party B shall pay for the loss and damage of Party A in the event that Party B fails to fully pay for the Transferred Equity.

9.3
Each party shall be regarded as breaching the Agreement after the execution of the Agreement in the event that each party fails to implement the obligations or makes any false statement. The party who breach the Agreement shall pay for all the losses and damages of the other party.

9.4	The liability for breach of the Agreement shall not be exempted due to the closing or termination of the Agreement.

Article Ten    Force Majeure

10.1
Force Majeure shall mean all events, which were unforeseeable at the time this Agreement is signed, the occurrence and consequences of which cannot be avoided or overcome, including but not limited to acts of government or army force, natural phenomenon, earthquakes, fire, flood, strikes or war.

10.2
In an event of Force Majeure occurs, a Party’s obligations under this Agreement affected by such an event shall be not assumed the liability of breach of the Agreement. However, the Party claiming Force Majeure shall inform the other Party in writing within 14 days. The affected Party shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

Article Eleven    Expenses

11.1	Party A and B shall bear the taxes and expenses due to the implementation of the Agreement. The taxes and expenses which are not clearly defined by the law shall be born equally by both parties.

Article Twelve    Applicable laws and Settlement of Disputes

12.1	The conclusion, effect, explanation, implementation and settlement of disputes shall be applicable to the rules and regulations of the PRC.

12.2
Any dispute or claim arising out of this Agreement shall be negotiated by both parties. If both parties fail to make a mutual agreement, the dispute shall be referred to Wuhan Arbitration Commission and be decided according to the effective rules. The decision is final and binding on both Parties.

Article Thirteen    Effectiveness of the Agreement

13.1	This Agreement shall come into effect on April 1, 2007 upon the execution by authorized representatives of both parties.

Article Fourteen    Miscellaneous

14.1	Items which are not mentioned in this Agreement shall be signed in Supplemental Agreement and come into effect when executed by both parties. The Supplemental Agreement is equally valid.

14.2	This Agreement is written in Chinese.

14.3	This Agreement has four copies, each of which has the same legal force and effect.

In witness whereof, each of the parties has caused this Agreement to be executed by the duly authorized officers as of the date first above written.

Seller (Party A): Shenzhen Yuanxing Gene City Development Co., Ltd.

______________________ (Signature)

Buyer (Party B): Hubei Tongji Benda Ebei Pharmaceutical Co., Ltd. (Stamped)

Authorized Representative: _______________ (Signature)